Exhibit 99.2

TERADYNE, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of TERADYNE, INC. (the “Company”) has adopted the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. The Guidelines should be applied in a manner consistent with all applicable laws and stock exchange rules and the Company’s charter and bylaws, each as amended and in effect from time to time. The Guidelines provide a framework for the conduct of the Board’s business. The Board may modify or make exceptions to the Guidelines from time to time in its discretion and consistent with its duties and responsibilities to the Company and its stockholders.

A.	Director Qualification Standards

1.	Independence. A majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as defined by the SEC, the New York Stock Exchange Listed Company Manual and their related rules and (2) in the Board’s judgment, the director must not have a material relationship with the Company.

2.	Other Directorships. A director shall limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to the Company, including preparing for and attending meetings. Directors should notify the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. Service on boards and/or committees of other organizations shall comply with the Company’s conflict of interest policies.

3.	Retirement. Any director who attains 72 years of age shall immediately retire from his or her position as a Director of the Company, provided that this limitation shall not apply to any Director serving on January 28, 1997.

B.	Director Selection Process

4.

Selection of Director Candidates. Except where the Company is legally required by contract or otherwise to provide third parties with the authority to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election or re-election as directors at the annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees shall be selected by the Nominating and Corporate Governance

Committee in accordance with these Guidelines, the policies and principles in its charter and the criteria set forth in Attachment A to these Guidelines. It is expected that the Nominating and Corporate Governance Committee will have direct input from the Chairman of the Board, and from the Chief Executive Officer. The Nominating and Corporate Governance Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for Board members as well as the composition of the Board as a whole.

5.	Extending the Invitation to a New Director Candidate to Join the Board. The invitation to join the Board should be extended by the Chairman of the Board, on behalf of the Board, and the Chairman of the Nominating and Corporate Governance Committee, on behalf of such Committee.

C.	Board Leadership

6.	Selection of Chairman of the Board: Currently and historically, the Board of Directors has combined the role of the Chairman of the Board with the Chief Executive Officer. However, the Board has the flexibility to decide whether it is best for the Company, at any given point in time, for the roles of the Chief Executive Officer and the Chairman of the Board to be separate or combined and, if separate, whether the Chairman should be selected from the independent directors or be an employee.

7.	Former Chief Executive Officer’s Board Membership. The continuation of a former Chief Executive Officer of the Company on the Board, including remaining in the position of Chairman, is a matter to be decided in each individual instance by the Board, upon recommendation of the Nominating and Corporate Governance Committee.

8.	Lead Director. The Board utilizes a rotation system for lead director service. Each non-management director serves as the lead director from time to time as service rotates among directors on a per meeting basis. The Board may, at any time in its discretion, designate a lead direction for a specified term. The lead director chairs executive sessions of the non-management directors and performs such other duties as the Board may delegate from time to time to assist the Board in fulfillment of its responsibilities.

D.	Board Composition

9.	Size of the Board: The Company’s Bylaws require the Board to consist of 3-15 members.

10.

Term and Tenure: Directors elected at the annual meeting of shareholders serve a three (3) year term. Directors who have been elected to fill a vacancy complete the remainder of the former Director’s three (3) year term. There are no limits on the number of terms that a Director can serve. Term limits could result in loss of directors who have been able to develop, over a period of time, increasing insight

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into the Company and its operations and an institutional memory that benefit the entire membership of the Board, as well as management. The re-nomination of existing directors should not be viewed as automatic but should be based on continuing qualification under the criteria set forth in Attachment A. The Nominating and Corporate Governance Committee shall consider the existing directors’ performance on the Board and any committee and review each director’s continuation on the Board annually.

11.	Effect of Withheld Votes on an Uncontested Election. Any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following certification of the shareholder vote, offer his or her resignation to the Board for consideration in accordance with the following procedures, all of which procedures shall by completed within 90 days following certification of the shareholder vote:

a.	The Committee (as defined below) shall evaluate the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect to such offered resignation (which can range from accepting the resignation, to maintaining the director but addressing what the Committee believes to be the underlying cause of the withhold votes, to resolving that the director will not be re-nominated in the future for election, to rejecting the resignation). In reaching its recommendation, the Committee shall consider all factors it deems relevant, including, as it deems appropriate, any stated reasons why shareholders withheld votes from such director, any alternatives for curing the underlying cause of the withheld votes, the director’s tenure, the director’s qualifications, the director’s past and expected future contributions to the Company and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirements.

b.	The Board shall act on the Committee’s recommendation. In acting on the Committee’s recommendation, the Board will consider all of the factors considered by the Committee and such additional factors as it deems relevant.

c.	Following the Board’s determination, the Company shall promptly publicly disclose in a document furnished or filed with the SEC the Board’s decision of whether or not to accept the resignation offer and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the offered resignation.

d.

A director who is required to offer his or her resignation in accordance with this policy shall not be present during deliberations or voting of the Committee or the Board regarding whether to accept his or her resignation

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or, except as otherwise provided below, a resignation offered by any other director in accordance with this policy. Prior to voting, the Committee and the Board will afford the affected director an opportunity to provide the Committee or the Board with any information or statement that he or she deems relevant.

e.	For purposes of this policy, the term “Committee” means (i) the Nominating and Corporate Governance Committee, provided such committee then consists of at least three directors, each of whom is an independent director (as defined in accordance with the Company’s Corporate Governance Guidelines) and none of whom is a director who is required to offer his or her resignation in accordance with this policy or (ii) if clause (i) is not satisfied, a committee of at least three directors designated by the Board, each of the members of which is an independent director (as defined in accordance with the Company’s Corporate Governance Guidelines) and none of the members of which is a director who is required to offer his or her resignation in accordance with this policy; provided, however, that if there are fewer than three independent directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Committee shall be comprised of all of the independent directors and each independent director who is required to offer his or her resignation in accordance with this policy shall recuse himself or herself from the Committee and Board’s deliberations and voting with respect to his or her individual offer to resign.

f.	The foregoing procedures will be summarized and disclosed each year in the proxy statement for the Company’s annual meeting of stockholders.

E.	Director Responsibilities

1.	Oversee Management of the Company. The principal responsibility of the directors is to oversee the management of the Company and, in so doing, to serve the best interests of the Company and its stockholders. This responsibility includes:

•	Reviewing and approving fundamental operating, financial and other corporate plans, strategies and objectives.

•	Evaluating the performance of the Company and its senior executives and taking appropriate action, including removal, when warranted.

•	Evaluating the Company’s compensation programs on a regular basis and determining the compensation of its senior executives.

•	Requiring and approving senior executive succession plans.

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•	Establishing a corporate environment that promotes timely and effective disclosure (including robust disclosure controls, procedures and incentives), fiscal accountability, high ethical standards and compliance with all applicable laws and regulations.

•	Establishing a process by which security holders can send communications directly to the Board, the “non-management” directors as a group, and/or individual directors.

•	Reviewing and approving material transactions and commitments not entered into in the ordinary course of business.

•	Developing a corporate governance structure that allows and encourages the Board to fulfill its responsibilities.

•	Providing advice and assistance to the Company’s senior executives.

•	Evaluating the overall effectiveness of the Board and its committees, at least annually.

2.	Exercise Business Judgment. In discharging their fiduciary duties of care, loyalty and candor, directors are expected to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders.

3.	Understand the Company and its Business. Directors have an obligation to become and remain informed about the Company and its business, including the principal operational and financial objectives, strategies and plans of the Company and the problems, risks and success factors affecting the Company’s business.

4.	Notification of Change in Corporate Affiliation. If a non-management director retires or changes the position he or she held upon first becoming a member of the Board, the director has an obligation to notify the Chairman of the Board and the Chairman of the Corporate Nominating and Governance Committee of any change in his or her affiliation or responsibility. This notice allows the Board, through the Nominating and Corporate Governance Committee, to review the appropriateness of Board membership under the changed circumstances.

5.	Review of Systems. Directors are responsible for determining that effective systems are in place for the periodic and timely reporting to the Board on important matters concerning or affecting the Company.

6.	Board and Committee Meetings. Directors are responsible for attending regularly scheduled and special Board meetings and meetings of committees on which they serve, and devoting the time needed, and meeting as frequently as necessary, to discharge their responsibilities properly.

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7.	Reliance on Management and Advisors; Indemnification. The directors are entitled to rely on the Company’s senior executives and its outside advisors, auditors and legal counsel. The directors are also entitled to Company-provided indemnification, statutory exculpation, and directors’ and officers’ liability insurance.

F.	Board Meetings

1.	Selection of Agenda Items. The Chairman of the Board shall establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of agenda items and is free to raise at any Board meeting subjects that are not on the agenda for that meeting. During at least one meeting each year, the Board shall review the Company’s long-term strategic plans and the principal issues that the Company expects to confront in the future.

2.	Frequency and Length of Meetings. The Chairman of the Board, in consultation with the members of the Board, shall establish the frequency and length of the Board meetings. Special meetings may be called from time to time as determined by the needs of the business. The Board meets a minimum of four (4) times per fiscal year and each member is expected to attend the annual meeting of shareholders.

3.	Advance Distribution of Materials. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting are distributed in writing to the directors before the meeting, as necessary, and directors should review these materials in advance of the meeting.

4.	Executive Sessions. The “non-management” directors, as defined by the rules of the New York Stock Exchange, shall meet in executive session at least semi-annually. The non-management directors will meet in executive session at other times at the request of any non-management director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings.

5.	Attendance of Non-Directors at Board Meetings. The Board welcomes regular attendance at each Board meeting of senior executives of the Company. Furthermore, the Board encourages the senior executives of the Company to bring, from time to time, Company personnel into Board meetings who (i) can provide additional insight into the items being discussed because of personal involvement in these areas or (ii) appear to be persons with future potential who should become known to the Board.

G.	Board Committees

1.

Key Committees. The Board shall have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each such committee shall have a charter that has been approved by

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the Board. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

2.	Committee Charters. Charters shall be established for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in accordance with applicable SEC, NYSE and other regulatory rules. The Board shall, from time to time as it deems appropriate, review and reassess the adequacy of each charter and make appropriate changes.

3.	Selection of Agenda Items. The chairman of each committee, in consultation with the committee members, shall develop the committee’s agenda.

4.	Frequency and Length of Committee Meetings. The chairman of each committee, in consultation with the committee members, shall establish the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. Special meetings may be called from time to time as determined by the needs of the business and the responsibilities of the committees.

H.	Director Access to Management and Independent Advisors

1.	Access to Officers and Employees. Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director.

2.	Access to Independent Advisors. The Board and each committee shall have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board or such committee, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. Such independent advisors may be the regular advisors to the Company. The Board or any such committee is empowered, without further action by the Company, to cause the Company to pay the compensation of such advisors as established by the Board or any such committee.

I.	Director Compensation

1.	Role of Board and Compensation Committee. The form and amount of director compensation shall be determined by the Board in accordance with the policies and principles set forth in items 2-4 below. The Compensation Committee shall review from time to time, but no less than once per year, the compensation of the Company’s directors.

2.	Form of Compensation. Director compensation may contain a cash retainer, an equity award or a combination of both. Including equity as part of director compensation helps align the interest of directors with those of the Company’s stockholders.

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3.	Amount of Consideration. The Company seeks to attract exceptional talent to its Board. Therefore, the Company’s policy is to compensate directors at least competitively in a manner and consistent with market practices.

4.	Employee Directors. Directors who are also employees of the Company shall receive no additional compensation for Board or committee service.

J.	Director Orientation and Continuing Education

1.	Orientation: The Nominating and Corporate Governance Committee shall review the effectiveness of the orientation process for newly elected members of the Board.

2.	Continuing Education. Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise. The Nominating and Corporate Governance Committee shall regularly assess the adequacy of and need for additional continuing director education programs. The Company shall pay all reasonable expenses related to continuing director education.

K.	Management Evaluation and Succession

1.	Selection of Chief Executive Officer. The Board selects and evaluates the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company’s stockholders.

2.	Evaluation of Chief Executive Officer and Senior Executives. The Compensation Committee shall be responsible for overseeing the evaluation of the Company’s Chief Executive Officer and senior executives.

3.	Succession of Senior Executives. The Nominating and Corporate Governance Committee shall be responsible for requiring and approving the Chief Executive Officer and senior executive succession plans.

L.	Code of Business Conduct

The Company maintains, and the Audit Committee reviews and oversees compliance with, a code of business conduct and ethics for directors, officers, and all employees that shall address, at a minimum, conflicts of interest, corporate opportunities, confidentiality, proper use of Company assets, compliance with laws, rules and regulations, and reporting of any illegal or unethical behavior. The code of business conduct currently in effect shall be reviewed by the Audit Committee from time to time. Directors, as well as all officers and employees, are subject to the code of conduct with respect to their director related activities.

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M.	Annual Performance Evaluation of the Board

The Nominating and Corporate Governance Committee shall oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively.

N.	Periodic Review of the Corporate Governance Guidelines

The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of these Guidelines and recommend any proposed changes to the Board for approval.

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TERADYNE, INC.

Attachment A to Corporate Governance Guidelines

CRITERIA FOR SELECTION OF DIRECTOR NOMINEES

General Criteria

1.	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

2.	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

3.	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

4.	Nominees should ensure that existing and future commitments would not materially interfere with the Board members obligations to the Company.

5.	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

6.	Nominees, excluding directors serving on Teradyne’s Board on January 28, 1997, must be 72 years or younger as of the date of their election or appointment.

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee shall consider the existing directors’ performance on the Board and any committee.

Criteria for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

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